Exhibit 99.1

Panbela Announces 1-for-30 Reverse Stock Split Effective June 1, 2023

MINNEAPOLIS -- Panbela Therapeutics, Inc. (Nasdaq: PBLA), a clinical stage company developing disruptive therapeutics for the treatment of patients with urgent unmet medical needs, today announced that it will implement the previously announced and stockholder approved 1-for-30 reverse split of its common stock. The reverse stock split will be effective as of the morning of June 1, 2023, and the company’s common stock will trade on a post-split basis at the beginning of trading on the same date under the existing trading symbol “PBLA.” The CUSIP number for the common stock following the reverse stock split will be 69833W305.

The reverse stock split is primarily intended to increase the market price per share of the company’s common stock to regain compliance with the continued listing requirements of The Nasdaq Capital Market. The company intends to continue to pursue additional actions to satisfy the exchange’s other continued listing requirements. The reverse stock split will reduce the number of shares of the company’s common stock currently outstanding to an estimated 559,560 shares. Proportionate adjustments will be made to the conversion and exercise prices of the company’s outstanding stock purchase warrants, stock options and to the number of shares issued and issuable under the company’s equity incentive plans. The number of shares authorized for issuance by the company will not decrease as a result of the reverse stock split.

Information for Stockholders

Upon the effectiveness of the reverse stock split, each 30 shares of the company’s issued and outstanding common stock will be automatically combined and converted into one issued and outstanding share of common stock. The reverse stock split will affect all stockholders uniformly and will not alter any stockholder’s relative interest in the company’s equity, except to the extent that the reverse stock split would have resulted in a stockholder owning a fractional share. Holders of common stock otherwise entitled to a fractional share as a result of the reverse stock split will receive a cash payment in lieu of such fractional share. The reverse stock split will not change the par value of the common stock or modify the rights or preferences of the common stock. The company’s transfer agent, VStock Transfer, LLC, is acting as paying agent for the reverse stock split and will provide stockholders of record holding certificates representing pre-split shares of the company’s common stock as of the effective date a letter of transmittal providing instructions for the exchange of shares. Registered stockholders holding pre-split shares of the company’s common stock electronically in book-entry form are not required to take any action to receive post-split shares. Stockholders owning shares via a broker, bank, trust or other nominee will have their positions automatically adjusted to reflect the reverse stock split, subject to such broker’s particular processes, and will not be required to take any action in connection with the reverse stock split. VStock can be reached at (212) 828-8436.

About Panbela
Panbela Therapeutics, Inc. is a clinical-stage biopharmaceutical company developing disruptive therapeutics for patients with urgent unmet medical needs. Panbela’s lead assets are Ivospemin (SBP-101) and Flynpovi. Further information can be found at www.panbela.com . Panbela’s common stock is listed on The Nasdaq Stock Market LLC under the symbol “PBLA”.

Cautionary Statement Regarding Forward-Looking Statements
This press release contains “forward-looking statements,” including within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: “anticipate,” “believe,” “can,” “design,” “expect,” “focus,” “intend,” “may,” “plan,” “positioned,” “potential,” and “will.” All statements other than statements of historical fact are statements that should be deemed forward-looking statements. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations, and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially and adversely from the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: (i) our ability to obtain additional funding to execute our business and clinical development plans; (ii) progress and success of our clinical development program; (iii) the impact of the current COVID-19 pandemic on our ability to conduct our clinical trials; (iv) our ability to demonstrate the safety and effectiveness of our product candidates: ivospemin (SBP-101) and eflornithine (CPP-1X); (v) our reliance on a third party for the execution of the registration trial for our product candidate Flynpovi ; (vi) our ability to obtain regulatory approvals for our product candidates, SBP-101 and CPP-1X in the United States, the European Union or other international markets; (vii) the market acceptance and level of future sales of our product candidates, SBP-101 and CPP-1X; (viii) the cost and delays in product development that may result from changes in regulatory oversight applicable to our product candidates, SBP-101 and CPP-1X; (ix) the rate of progress in establishing reimbursement arrangements with third-party payors; (x) the effect of competing technological and market developments; (xi) the costs involved in filing and prosecuting patent applications and enforcing or defending patent claims; (xii) our ability to maintain the listing of our common stock on a national securities exchange; (xiii) administrative requirements to effect the reverse stock split; and (ix) such other factors as discussed in Part I, Item 1A under the caption “Risk Factors” in our most recent Annual Report on Form 10-K, any additional risks presented in our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K. Any forward-looking statement made by us in this press release is based on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement or reasons why actual results would differ from those anticipated in any such forward-looking statement, whether written or oral, whether as a result of new information, future developments or otherwise.

Contact Information:

Investors:
James Carbonara
Hayden IR
(646) 755-7412
james@haydenir.com

Media:
Tammy Groene
Panbela Therapeutics, Inc.
(952) 479-1196
IR@panbela.com